UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 13, 2010
(Date of earliest event reported)

TELKONET, INC.
  (Exact Name of Registrant as Specified in Its Charter)

Utah
  (State or Other Jurisdiction of Incorporation)

000-31972	87-0627421
(Commission File No.)	(I.R.S. Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876
(Address of Principal Executive Offices)

(240)-912-1800
(Registrant's Telephone Number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2010, the Company entered into an Employment Agreement with Jason Tienor (the “Tienor Employment Agreement”) for a term commencing as of March 16, 2010 and expiring on March 15, 2011.  Pursuant to the terms of the Tienor Employment Agreement, Mr. Tienor will continue to serve as President and Chief Executive Officer.  Mr. Tienor will receive a base salary of $200,000 per year and bonuses and benefits based on our internal policies and participation in our incentive and benefit plans.

Mr. Tienor has been employed by us pursuant to an employment agreement dated March 15, 2007 (the “March 15 Agreement”).  The March 15 Agreement was for a term of three years, renewable upon the agreement of the parties and provided for, among other things, an annual base salary of $148,000 per year and bonuses and benefits based on our internal policies and participation in our incentive and benefit plans.  On August 20, 2007, Mr. Tienor’s annual salary was increased to $200,000. Mr. Tienor has served as our President and Chief Executive Officer since December 2007.  Notwithstanding the expiration of the March 15 Agreement, Mr. Tienor continued to be employed and to perform services pursuant to the terms of his employment agreement pending completion of a replacement agreement.

On May 13, 2010, the Company entered into an Employment Agreement with Jeffrey Sobieski (the “Sobieski Employment Agreement”) for a term commencing as of March 16, 2010 and expiring on March 15, 2011.  Pursuant to the terms of the Sobieski Employment Agreement, Mr. Sobieski will continue to serve as Chief Operating Officer.  Mr. Sobieski will receive a base salary of $190,000 per year and bonuses and benefits based on our internal policies and participation in our incentive and benefit plans.

Mr. Sobieski has been employed by us pursuant to an employment agreement dated March 15, 2007 (the “March 15 Agreement”).  The March 15 Agreement was for a term of three years, renewable upon the agreement of the parties and provided for, among other things, an annual base salary of $148,000 per year and bonuses and benefits based on our internal policies and participation in our incentive and benefit plans.  On December 11, 2007, Mr. Sobieski’s annual salary was increased to $190,000. Mr. Sobieski has served as our Chief Operating Officer since June 2008.  Notwithstanding the expiration of the March 15 Agreement, Mr. Sobieski continued to be employed and to perform services pursuant to the terms of his employment agreement pending completion of a replacement agreement.

The foregoing descriptions of the Tienor Employment Agreement and Sobieski Employment Agreement do not purport to be complete, and are qualified in their entirety by reference to the Tienor Employment Agreement and Sobieski Employment Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

10.1	Tienor Employment Agreement
10.2	Sobieski Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELKONET, INC.

Date: May 13, 2010
By: /s/ Richard J. Leimbach
Richard J. Leimbach
Chief Financial Officer